YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

NATIONAL WESTERN LIFE INSURANCE COMPANY

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 18, 2015.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

2.ELECTION OF CLASS A DIRECTORS:

1. Stephen E. Glasgow	☐ FOR	☐ WITHHOLD AUTHORITY
2. E. Douglas McLeod	☐ FOR	☐ WITHHOLD AUTHORITY
3. Louis E. Pauls, Jr.	☐ FOR	☐ WITHHOLD AUTHORITY
4. E. J. Pederson	☐ FOR	☐ WITHHOLD AUTHORITY

	FOR	AGAINST	ABSTAIN
1. Proposal to approve the Agreement and Plan of Merger.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

	FOR	AGAINST	ABSTAIN
3. Proposal to ratify the appointment of BKD LLP as the Company's independent accounting firm.	☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________________ **Signature** ________________ **Date** ________, **2015.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held June 19, 2015. The Proxy Statement and our 2014 Annual Report to Shareholders are available at: http://www.cstproxy.com/nationalwesternlife/2015 ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NATIONAL WESTERN LIFE INSURANCE COMPANY The undersigned appoints ROSS R. MOODY and REY PEREZ, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock of National Western Life Insurance Company held of record by the undersigned at the close of business on April 20, 2015, at the 2015 Annual Meeting of Shareholders of National Western Life Insurance Company to be held at the Moody Gardens Hotel at Seven Hope Boulevard, Galveston, Texas 77554, at 9:00 a.m., Central Daylight Time, on Friday, June 19, 2015, or at any adjournment thereof. (Continued, and to be marked, dated and signed, on the other side)